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                                                                   EXHIBIT 5



                              BAKER & HOSTETLER LLP
                            3200 NATIONAL CITY CENTER
                              1900 E. NINTH STREET
                               CLEVELAND, OH 44114

                                February 18, 1997

Keithley Instruments, Inc.
28775 Aurora Road
Cleveland, OH 44139-1891

         Re: Common Shares issuable under The Keithley Instruments, Inc. Amended 1993 Employee Stock Purchase and Dividend Reinvestment Plan and Directors' Option Plan
                  ----------------------------------------------------------

Gentlemen:

                  We have acted as counsel to Keithley Instruments, Inc., an Ohio corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended, relating to (1) the offering of up to 500,000 Common Shares, without par value (the "Common Shares"), of the Company pursuant to the Company's Amended 1993 Employee Stock Purchase and Dividend Reinvestment Plan (the "Stock Purchase Plan"); and (2) the offering of up to 200,000 Common Shares of the Company pursuant to the Company's Directors' Option Plan (the "Option Plan" and together with the Stock Purchase Plan referred to as the "Plans").

                  In connection with the foregoing, we have examined (a) the Amended Articles of Incorporation and the Amended Code of Regulations of the Company, (b) the Plans, as amended, and (c) such records of the corporate proceedings of the Company and such other documents as we deem necessary to render this opinion.

                  Based on such examination, we are of the opinion that:

                  1. The Company is a corporation duly organized and validly existing under the laws of the State of Ohio.

                  2. The Common Shares available for issuance under the Plans, when issued and sold pursuant to the Plans, will be legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                               Very truly yours,



                                               /s/ Baker & Hostetler LLP
                                               Baker & Hostetler LLP